Exhibit 99.1

VINE HILL CAPITAL INVESTMENT CORP.
BALANCE SHEET
September 9, 2024

	As of September 9, 2024	Pro Forma Adjustments		Pro Forma As Adjusted
ASSETS
Current Assets:
Cash and cash equivalents	$2,226,000	(100,000)	(a)	$2,126,000
Prepaid expenses	287,000	—		287,000
Total current assets	2,513,000	(100,000)		2,413,000
Cash held in Trust Account	201,000,000	20,100,000	(a)	221,100,000
Total assets	$203,513,000	20,000,000		$223,513,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable (including approximately $364,000 of offering costs)	$418,000	—		$418,000
Accrued expenses (including approximately $58,000 of offering costs)	298,000	—		298,000
Overallotment liability	408,000	(408,000)	(e)	—
Total current liabilities	1,124,000	(408,000)		716,000
Deferred legal fees	290,000	—		290,000
Deferred underwriting payable	7,000,000	700,000	(c)	7,700,000
Total liabilities	8,414,000	292,000		8,706,000
Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 20,000,000 shares at redemption value of $10.05 per share	201,000,000	20,000,000	(a)	221,100,000
		(95,000)	(b)
		(700,000)	(c)
		895,000	(d)
Shareholders’ Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—		—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued or outstanding (excluding 20,000,000 shares subject to possible redemption)	—	—		—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,666,667 shares issued and outstanding(1)	1,000	—		1,000
Accumulated deficit	(5,902,000)	95,000	(b)	(6,294,000)
		(895,000)	(d)
		408,000	(e)
Total shareholders’ equity	(5,901,000)	(392,000)		(6,293,000)
Total liabilities and shareholders’ equity	$203,513,000	20,000,000		$223,513,000

(1)	Includes an aggregate of up to 1,000,000 and 333,333, respectively of Class B ordinary shares, $0.0001 par value at September 9, 2024 and as adjusted, subject to forfeiture when the over-allotment option is not exercised in full.

The accompanying notes are an integral part of this balance sheet.

VINE HILL CAPITAL INVESTMENT CORP.
NOTE TO PRO FORMA BALANCE SHEET AT

SEPTEMBER 9, 2024

(unaudited, and dollar amounts rounded to thousands)

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Vine Hill Investment Corp. (the “Company”) as of September 9, 2024, adjusted for the September 12, 2024 closing of the partial exercise of the underwriters’ over-allotment option (“Partial Exercise”) and the forfeiture of a portion of the Founder Shares, as described below.

On September 12, 2024 the Company closed the Partial Exercise for 2,000,000 units, increasing the aggregate gross proceeds to the Company from its initial public offering by approximately $20,000,000 to approximately $220,000,000. Upon the closing of the Partial Exercise, an additional $20,100,000 was placed in the Trust Account raising the amount placed in the Trust Account to $221,100,000. The partial exercise did not result in any additional cash underwriting fee but did result in an additional deferred underwriting fee of $700,000, 3.5% of the proceeds. Because only a portion of the underwriters’ over-allotment option was exercised (and any unexercised underwriters’ over-allotment option expired), then 333,333 Founders Shares would be forfeited by the Sponsor. Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option are as follows:

Pro forma entry		Debit	Credit
a.	Cash held in Trust Account	$20,100,000
	Class A ordinary stock subject to redemption		$20,000,000
	Cash and cash equivalents		$100,000
	To record the sale of 2,000,000 units at $10.00 and the deposit of $10.05 per share in the trust account

b.	Class A ordinary stock subject to redemption	$95,000
	Accumulated deficit		$95,000
	To allocate a portion of the proceeds of the units to the additional Public Warrants to purchase 1,000,000
	Class A ordinary shares at estimated fair value of $0.095.

c.	Class A ordinary shares subject to redemption	$700,000
	Deferred underwriting payable		$700,000
	To record additional 3.5% deferred underwriting fee payable

d.	Accumulated deficit	$895,000
	Common stock subject to redemption		$895,000
	To accrete Class A ordinary shares to redemption value at $10.05 per share

e.	Overallotment option liability	$408,000
	Other income/Accumulated deficit		$408,000
	To eliminate the overallotment option liability that no longer exists